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                                                                   EXHIBIT 10.8

              FIRST ADDENDUM TO OVERTURE SEARCH SERVICES AGREEMENT

This First Addendum (the "First Addendum") is effective as of October 1, 2002 (the "First Addendum Effective Date") and entered into by and between Overture Services, Inc. ("Overture"), a Delaware corporation with offices at 74 North Pasadena Avenue, 3d Floor, Pasadena, CA 91103, and Yahoo! Inc. ("Yahoo"), a Delaware corporation with offices at 701 First Avenue, Sunnyvale, CA 94089, in connection with the Overture Search Services Agreement effective as of May 1, 2002 and entered into by and between Overture and Yahoo (the "Agreement").

                                    RECITALS

         WHEREAS, the Agreement provides for, among other things, the delivery by Overture and the display by Yahoo of sponsored search results in response to search queries conducted through Yahoo's principal, U.S. targeted directory to the World Wide Web.

         WHEREAS, the parties anticipate expanding their strategic relationship, such that Overture will provide Yahoo with sponsored search results in response to search queries conducted through other directories implemented by Yahoo across its domestic or foreign networks, and the parties will share revenue generated from these sponsored search results, and the parties will administer certain of these incremental sponsored search result implementations in accordance with this First Addendum, as further described herein.

         NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and for good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

1. Definitions. Capitalized terms not defined herein have the meanings set forth in the Agreement.

         1.1 Launch Date means the first date on which Overture Results are publicly displayed within the applicable Yahoo Search Functionality, as reported by Yahoo.

         1.2 Minimum Display Requirements means the introductory paragraph to Section 4.3 of the Agreement (beginning "After receiving Overture Results . . ." and ending ". . . in the Featured Sections.") and, except for the first sentence and the last sentence thereof, Section 4.3(a) of the Agreement.

         1.3      [*]

         1.4 U.S. Implementation means the current implementation of the Overture Results on Yahoo Search, as described in the Agreement.

         1.5 Yahoo Canada Network means the Yahoo Foreign Property that is targeted to Canada and currently located at http://www.yahoo.ca, including but not limited to Yahoo Canada Search, the Yahoo Foreign Verticals that target Canada and any other Canadian targeted products or services that are developed and branded in whole or in part by or on behalf of Yahoo or a Canadian based Yahoo Affiliate; provided that any entity or property acquired, developed, controlled by or branded in whole or in part by or on behalf of Yahoo or a Canadian based Yahoo Affiliate after the First Addendum Effective Date with whom Overture has a then-existing contractual relationship will continue to perform under the existing contract with Overture (to the extent that such performance is within the reasonable control of Yahoo) and, upon request by Overture, Yahoo shall not send any Yahoo Canada Search Queries from any such entity in the event that no contractual relationship exists between the entity and Overture at the time of the date of acquisition, development or branding in whole or in party by or on behalf of Yahoo.

         1.6 Yahoo Canada Search means the Yahoo Foreign Vertical that is the search functionality within the Yahoo Canada Network's principal directory to the World Wide Web, currently located at http://www.yahoo.ca, which search functionality currently resolves either to ca.search.yahoo.com or to ca.google.yahoo.com.

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         1.7      Yahoo Canada Search Box means a graphical area substantially similar in form to the example set forth in Exhibit B to the Agreement that appears on web pages across the Yahoo Canada Network, including but not limited to the front page of Yahoo Canada Search and all Yahoo Canada Search Results Pages, through which a user can only submit a search query that is [*] a keyword or phrase that resolves to Yahoo Canada Search. Additionally, searches initiated by a user clicking on the "next" button on a Yahoo Canada Search Results Page and searches conducted after Yahoo provides the user with the correction to a misspelled word (in which case the user may click on the corrected spelling to connect to a Yahoo Canada Search Results Page) and "Related Searches" (or similar functionality) that appear below the Featured Bottom Section as shown in Exhibit C to the Agreement will be deemed as submitted through a Yahoo Canada Search Box. For clarity, search boxes that resolve to searchable directories other than [*] or successor directories thereto (e.g., searches submitted through any Yahoo Foreign Vertical within the Yahoo Canada Network, including but not limited to the search box that resolves to the specialty directory within the Yahoo Canada Network's shopping-related property) are not Yahoo Canada Search Boxes.

         1.8 Yahoo Canada Search Query means any search query comprised of a keyword or phrase and initiated through the Yahoo Canada Search Box by a U.S. User. For clarity, search queries initiated through means other than the Yahoo Canada Search Box (e.g., searches initiated through any Yahoo Foreign Vertical within the Yahoo Canada Network, including but not limited to the search box that resolves to the specialty directory within the Yahoo Canada Network's shopping-related property) will not be deemed a Yahoo Canada Search Query.

         1.9 Yahoo Canada Search Results Pages means those web pages within Yahoo Canada Search, excluding the Jump Page, displayed in response to Yahoo Canada Search Queries.

         1.10     [*]

         1.11 Yahoo Search Functionality means any search functionality within either a Yahoo Vertical or a Yahoo Foreign Vertical and within which the parties agree in writing to integrate the Overture Results according to this First Addendum.

2. Integration of Overture Results within Yahoo Search Functionality. The parties agree to work together and to undertake commercially reasonable efforts to implement the Overture Results within those Yahoo Search Functionalities upon which the parties mutually agree in writing (each, an "Additional Implementation"). The parties will undertake commercially reasonable efforts to schedule the Launch Date for an Additional Implementation to occur [*]. Yahoo also will provide Overture with email notice of the Launch Date of each Additional Implementation within [*]. With respect to each Additional Implementation, both parties agree to comply with the Service Level Agreement.

         2.1 Mock-Ups; Minimum Search Results Characteristics; Changes. Before the parties can agree on the launch of a particular Additional Implementation, the parties must agree on [*] For clarity, the parties acknowledge and agree that email is an appropriate medium through which to agree on an Additional Implementation, as long as (i) the individuals who agree via email are then employed as directors or higher by the party on behalf of which the individual agrees (and, for individuals employed by Overture, the individuals must be part of Overture's Business Affairs Group); and (ii) the email specifically states that it is an Additional Implementation pursuant to this First Addendum and [*]

         2.2 Suppression and Removal of Overture Results. The parties acknowledge and agree that (a) each Additional Implementation might implicate different regulatory regimes, editorial policies and user considerations than those implicated by the U.S. Implementation; and (b) the parties will work together and adjust the circumstances under which Overture Results are suppressed or removed accordingly. Overture also will suppress Overture Results that link directly to a page owned or controlled by [*]

         2.3 Separate Feed and Reporting of each Additional Implementation. Overture will deliver and Yahoo will utilize a separate and distinct feed of Overture Results for each Additional Implementation, and Overture will account for each Additional Implementation as a separate line item in any reports required hereunder

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                  or under the Agreement. Yahoo will provide Overture with the same information at the time-of-search for an Additional Implementation as it does for the U.S. Implementation, and Overture will be entitled to use and disclose that information subject to the use and disclosure restrictions set forth in the Agreement.

         2.4 Wind Down of any Additional Implementation. Each party will be entitled to discontinue a particular Additional Implementation upon [*] prior written notice to the other party, except that
                  (a) Yahoo will be entitled to discontinue a particular Additional Implementation upon [*] prior written notice to Overture to the extent that Yahoo elects to [*] and (b) Overture will be entitled to discontinue a particular Additional Implementation upon [*] prior written notice to Yahoo to the extent that Yahoo (i) has made a [*] and (ii) does not reverse that [*] within the [*] notice period. Yahoo agrees that it will not present an active Additional Implementation to Overture as part of a New Domestic Opportunity or an International Opportunity, as applicable, for a period of no less than [*] after the Launch Date of the active Additional Implementation. [*]

         2.5 Minimum Display Requirements and [*] for Yahoo Canada Search. Except as set forth in Section 5.4 of the Agreement, Yahoo will send the English language Yahoo Canada Search Query to Overture each and every time that a U.S. User initiates a search through a Yahoo Canada Search Box. The Minimum Display Requirements will apply to this Additional Implementation. [*] The parties acknowledge and agree that (i) each Yahoo Canada Search Query (which, by definition, includes queries typed into the Yahoo Canada Search Box and queries submitted from either the "next" button or the "Related Searches" link on Yahoo Canada Search Results Pages) will generate a [*] for purposes of subsection (b) above; and (ii) any other opportunity for a third party to provide Yahoo with Restricted Search Results for display on pages within Yahoo Canada Search constitutes an International Opportunity under Section 7.4 of the Agreement. [*]

3. Payment. Overture will make payments to Yahoo in accordance with the following:

         3.1 Revenue Share Payments. With respect to each Additional Implementation, Overture will make Quarterly revenue share payments (the "Additional Implementation Revenue Share Payments") to Yahoo based on Gross Revenue earned from Bidded Clicks on the particular Additional Implementation (the "Additional Implementation Gross Revenue") in the applicable Quarter according to the schedule set forth below. [*] Additional Implementation Revenue Share Payments are due and payable to Yahoo within [*] days after the end of the applicable Quarter.

                  [*]

                  Overture will retain all revenue that it derives from the Overture Results within the Additional Implementations, except as specifically set forth in this First Addendum.

         3.2 Payment Mechanics. Overture will make payments to Yahoo in U.S. dollars via wire transfer into Yahoo's main account according to the instructions set forth below:

                  [*]

         3.3 Late Payments; Interim Additional Implementation Payment. Any undisputed Additional Implementation Revenue Share Payment that is paid more than [*] late will bear interest at the rate of [*]. With respect to Additional Implementations launched between the Effective Date and the First Addendum Effective Date (the "Interim Additional Implementations"), Overture shall make a payment to Yahoo in the amount of [*] (which was derived by deducting the [*] that Overture has already paid to Yahoo for the Interim Additional Implementations from [*] which is the total amount due to Yahoo for the Interim Additional Implementations during the period between the Effective Date and the First Addendum Effective Date) prior to [*] (the "True-Up Payment"), without applying interest hereunder. For clarity, provided that Overture makes the True-Up Payment in the time and in the amount set forth in the prior sentence, Overture shall not be in breach of this First Addendum for failure to make the True-Up Payment and no interest shall be applied to the True-Up Payment.

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         3.4      Audit Rights and Data Rights. Except as expressly set forth herein or as otherwise agreed by the parties in writing, the audit rights and data rights and obligations for the Additional Implementations will mirror the U.S. Implementation as set forth in Sections 8.4 (including Exhibit F) and 8.5 of the Agreement.

         3.5 No Payment Adjustments. The parties acknowledge and agree that the performance of each Additional Implementation will be tracked separately from the U.S. Implementation, and that the Additional Implementations will not be included in the calculation of Impressions, Coverage, PPC, CTR or of adjustments to the Estimated Yahoo Payment or the Guaranteed Fixed Payment under the Agreement.

4.       Term and Termination.

         4.1 Term. This First Addendum will become effective as of the First Addendum Effective Date and, unless terminated as set forth herein, will remain effective for the same period as the Agreement remains effective.

         4.2 Termination with Cause. If, with respect to any or all Additional Implementations, either party breaches this First Addendum in any material respect, and that party does not cure its breach within [*] after written notice by the non-breaching party of its breach, then the non-breaching party will be entitled to terminate the affected Additional Implementation(s) immediately upon written notice to the breaching party after failure to cure within those [*] The parties acknowledge and agree that a breach under this First Addendum will not affect the Agreement, regardless of whether the breach gives rise to termination of this First Addendum.

         4.3 Termination in connection with Agreement. This First Addendum and all Additional Implementations comprised hereunder will terminate to the extent that the Agreement is terminated in accordance with its terms, effective as of the effective date of termination of the Agreement.

         4.4 Effect of Termination. Sections 1, 3 (with respect to payments accrued during the Term) and 5 above will survive termination or expiration of this First Addendum.

5. Incorporation of Certain Provisions of the Agreement by Reference. Each party's performance hereunder will be subject to the provisions of Sections 12 - 14 and 16 of the Agreement, and those provisions are incorporated herein by reference. For clarity, one party's liability to the other party under this First Addendum will be subject to the same liability caps set forth in Section 14 of the Agreement (i.e., this First Addendum does not give rise to separate and distinct liability caps in the amounts set forth in Section 14 of the Agreement).

                            [signature page follows]

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IN WITNESS WHEREOF, the parties have caused this First Addendum to be executed by their duly authorized representatives as of the First Addendum Effective
Date.

YAHOO! INC.                                      OVERTURE SERVICES, INC.

By:    /s/ Jeff Weiner                           By: /s/ William Demas
       ---------------------------                   ---------------------------
Name:  Jeff Weiner                               Name:  Bill Demas
Title: Senior Vice President,                    Title: Senior Vice President
       Search and Marketplace                           & General Manager,
                                                        Affiliate Business Group

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                                    EXHIBIT A

                     Overture Canadian Restricted Companies

[*]

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                                    EXHIBIT B

                                       [*]

[*]

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